Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements and in the related prospectuses thereto: (Nos. 333-158933, 333-158934, 33-42172, 33-54615, 33-61154, 333-07127 (as amended), 333-41913, 333-41919, 333-31321 (as amended), 333-31323, 333-48389, 333-44662, 333-107759, 333-107760, 333-107761, 333-127021, and 333-177235) on Form S-8; (No. 333-165045) on Form S-3; and (Nos. 333-89433 (as amended), 333-87199, 333-80157 (as amended), and 333-41030 (as amended)) on Form S-4 of Texas Instruments Incorporated of our report dated July 26, 2011, with respect to the consolidated balance sheets of National Semiconductor Corporation and subsidiaries (the Company) as of May 29, 2011, and May 30, 2010, and the related consolidated statements of income, comprehensive income,  shareholders’ equity, and cash flows for each of the years in the three-year period ended May 29, 2011 and the accompanying financial statement schedule, which report is incorporated by reference in the Form 8-K/A of Texas Instruments Incorporated dated November 14, 2011.

Our report refers to a change in the Company’s method of accounting for the measurement date of its retirement and pension plans in fiscal year 2009.

                     /s/ KPMG LLP
                      KPMG LLP

Mountain View, California
November 11, 2011